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                                                                  EXHIBIT 10.146

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("Agreement") is made as of December 1, 2002, by and between Associated Staffing Resources, Inc., a California corporation which is a wholly owned subsidiary of OptimumCare Corporation (the "Company"), and Kyle Menichetti Krogh ("Employee"). In consideration of the mutual covenants and promises contained herein, the parties agree as follows:

         1. Employment. The Company hereby employs Employee as the Director of Social Work Staffing for the Northern California market of the Company and Employee hereby accepts such employment upon the terms an conditions hereinafter set forth. Employee shall be responsible for business development and establishing and directing strategic long-term goals, policies and procedures to facilitate the growth of Company's business. Employee agrees to perform the foregoing and such other duties as are customarily performed by one holding such position in other, same or similar businesses as that engaged in by the Company and to render any such other services and duties reasonably related to the duties described above as may be assigned from time to time by the President, Chief Executive Officer or the Board of Directors of the Company. Employee shall report to the President of the Company.

         2. Performance of Employee's Duties. Employee agrees to devote full time to the faithful and loyal performance of Employee's duties for the Company and to render service to the Company to the best of Employee's ability, experience and talent to the reasonable satisfaction of the Company. Employee shall adhere to the rules, regulations, policies and procedures of the Company pertaining to the Company's employees in general, which are in force at this time or which may be established in the future. Employee shall render services generally in, and shall not be obligated to maintain Employee's office in any place other than, in or about the Sacramento metropolitan area in the State of California. Employee will not be required to report to or work from an office or office space provided by Company, so long as it does not negatively impact her ability to perform her duties herein. After obtaining the approval of the President, Employee shall take such reasonable trips outside of the Sacramento area as the Company shall require in accordance with the best interests, needs, business and opportunities of the Company within the scope of Employee's job description.

         3. Limitations on Other Employment. During the term hereof, Employee shall not enter into the services of or be employed in any capacity or for any purposes whatsoever, whether directly or indirectly, by any person, firm, corporation or entity other than the Company, and will not, during said period of time, be engaged in any business, enterprise or undertaking other than employment by the Company except as otherwise provide herein or as approved by resolution of the Board of Directors of the Company. Employee may engage in personal recreation and community or civic service so long as those activities do not detract from the full discharge of Employee's duties hereunder.
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         4.       Term of Employment. Unless earlier terminated in accordance with Section 9 below, the term of Employee's employment under this Agreement shall begin on December 1, 2002 and shall continue until November 30, 2003 and shall be extended thereafter on a month-to-month basis unless the Company or Employee provides written notice to the other not less than thirty (30) days prior to the end of the then current term that the term of the Agreement will not be extended.

         5.       Compensation.

                  5.1 Base Compensation. The Company agrees to pay Employee and Employee agrees to accept from the Company, in full payment for Employee's services hereunder, base compensation at the rate of $60,000 per year. Base compensation shall be payable in equal installments in accordance with the Company's normal pay practices, as may be altered from time to time by Company. Employee's base compensation may be increased and bonuses given based upon Employee's performance and the financial performance of the Company as determined by and in the sole discretion of the Board of Directors of the Company.
`
                  5.2 Withholding Taxes. Employee acknowledges that any salary, benefits or other compensation shall be subject to all applicable federal, state and local withholding taxes and other amounts as permitted or required by law.

                  5.3 Compensation During Extended Term(s). In the event the term of this Agreement is extended beyond the initial one (1) year term in accordance with Section 4 of this Agreement, the Company and Employee shall negotiate in good faith to reach an agreement with respect to the amount of base compensation, formula for bonus compensation and other compensation to be paid by the Company to Employee during such extended term(s).

         6. Other Business Expenses. The Company shall reimburse Employee or otherwise provide for or pay for all reasonable expenses incurred by Employee in furtherance or in connection with the business of the Company, including, but not by way of limitation, travel expenses, and reasonable entertainment expenses (whether incurred while traveling, or otherwise) in a manner consistent with the Company's policy regarding such expenses. If such expenses are paid in the first instance by Employee, the Company will reimburse Employee therefor. Expenses shall be reported and documented as required by the Company and the United States Treasury Department for deductible business expenses.

         7. Benefits; Vacation. Employee shall be provided with other fringe benefits such as medical insurance plan participation. Employee shall be entitled to two (2) weeks of vacation time in accordance with the vacation policies of the Company. Scheduled vacation time must be approved in advance by the President or Chief Executive Officer of OptimumCare Corporation.

         8. Stock Options. The Company shall cause OptimumCare Corporation to grant Employee options to acquire Ten Thousand (10,000) shares of the common stock of OptimumCare Corporation. The stock option will be a five (5) year option exercisable at the greater of (i) fifty cents ($0.50) or (ii) market value of the common stock on the date of this Agreement, half of which will vest of each of the first and second anniversary date of this Agreement.

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         9.       Termination.

                  9.1 This Agreement shall terminate, and the parties will not have any rights, duties or obligations under this Agreement (except for the rights, duties and obligations under those Sections of this Agreement which are continuing and will survive the termination of this Agreement, as specified in
Section 16 of this Agreement) on the date of the first to occur of the following:

                           (a)      the death of Employee;

                           (b)      at the Company's sole option, the Disability
(as defined in Section 9.2 below) of Employee;

                           (c)      the termination of Employee's employment by
Employer for Cause (as defined in Section 9.3below); or

                           (d)      the termination of Employee's employment by
Employee for Employer's material breach of this Agreement.

                  9.2 For the purposes of this Agreement, "Disability" means Employee's inability, whether mental or physical, to perform the normal duties of Employee's position for ninety (90) days (which need not be consecutive) during any twelve (12)-consecutive month period. For purposes of this Agreement, the effective date of such Disability shall be the day next following such ninetieth (90th) day. If Employee and the Company are unable to agree as to whether Employee is disabled pursuant to this Section 9.2, the question will be decided by a neutral physician to be paid by the Company and designated by the Company, subject to the approval of Employee (which approval shall not be unreasonably conditioned, delayed, or withheld) whose determination will be final and binding on the parties.

                  9.3 For the purposes of this Agreement, "Cause" includes any of the following: (i) the wrongful appropriation by Employee of any material amount of property or money of the Company or any other willful act by Employee of dishonesty with respect to the Company; (ii) a material breach by Employee of this Agreement or any written agreement (whether such agreement is presently or hereafter existing) to which Employee and the Company are parties, which breach is not promptly cured after receiving written notice thereof and demand for cure; (iii) the conviction of Employee of any felony involving dishonesty; (iv) the conviction of Employee of a felony which the Board of Directors determines impairs the reputation or business of the Company if Employee remained in Employee's position with the Company; or (v) the commission of any crime involving an act of moral turpitude.

         10.      Post-Employment Obligations.

                  10.1 Company Property. All records, files, lists, including computer generated lists, documents, equipment and similar items relating to the Company's business that Employee shall prepare or receive from the Company shall remain the Company's sole and exclusive property. Upon termination of the Agreement, Employee shall promptly return to the Company all property of the Company in Employee's possession. Employee shall not copy or cause to be copied, printed out, or cause to be printed out any software, documents or other materials

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originating with or belonging to the Company. Employee shall not retain in
Employee's possession any such software, documents or other materials.

                  10.2 Cooperation. Employee agrees that both during and after Employee's employment Employee shall, at the request of the Company, render all reasonable assistance and perform all reasonable lawful acts that the Company considers necessary or advisable in connection with any litigation involving the Company or any director, officer, employee, shareholder, agent, representative, consultant, client or vendor of the company, so long as it does not materially interfere with any employment or other obligations of Employee and, if after Employee's employment terminates, Employee is paid for such time spent at one hundred dollars ($100.00) per hour and the Company pays for all expenses incurred in the connection therewith.

         11.      Disclosure or Use of Confidential Information.

                  11.1 Definition of Confidential Information. As used herein, the term "Confidential Information" means any and all trade secrets or other confidential information of any kind, nature or description concerning any matters affecting or relating to the business of the Company which derives economic value, actual or potential, from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use and which is subject to efforts by the Company that are reasonable under the circumstances to maintain its secrecy. Confidential Information shall include information (not readily compiled from publicly available sources) which is made available to Employee during the course of Employee's employment including, but not limited to, operations and financial information concerning the Company's business; customer names, addresses, buying habits, needs and the methods of fulfilling those needs; employee names, addresses and compensation; and the Company's pricing policies. Employee agrees to cooperate with the Company to maintain the secrecy of and limit the use of such Confidential Information.

                  Employee further agrees that Employee is under no obligation to any former employer which is in any way inconsistent with this Agreement or which imposes any restriction on the Company. Employee also acknowledges that Employee has been instructed that during the term of employment by the Company, Employee is not to divulge to the Company, its employees or its consultants any confidential information or trade secrets obtained from any previous employers or any other person.

                  11.2 Fiduciary Duty; Appropriation of Confidential Information. Employee agrees to perform Employee's duties pursuant to this Agreement in good faith and in a manner which Employee honestly believes to be in the best interests of the Company, and with such care, including reasonable inquiry, as an ordinary prudent person in a like position would use under similar circumstances. Employee agrees to observe a duty of loyalty to the Company placing the interests of the Company ahead of Employee's own interests. Employee will keep confidential and will not directly or indirectly divulge to anyone (except as required by applicable law or in connection with the performance of Employee's duties and responsibilities as an employee hereunder) nor use or otherwise appropriate for Employee's own benefit, or on behalf of any other person, firm, partnership or corporation by whom Employee might subsequently be employed or otherwise associated or affiliated with, any Confidential Information. Employee agrees that Employee will not at any time during or after the termination or expiration of

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Employee's employment, except as authorized or directed in writing by the
Company, use the Confidential Information for Employee's own benefit or copy, reveal, divulge or make known in any manner to any person, firm or corporation the Confidential Information.

         12. Covenant Against Unfair Competition. During the term of this Agreement, Employee agrees (i) Employee will not, directly or indirectly, own an interest in, operate, join, control or participate in, or be connected as an officer, employee, agent, independent contractor, partner, shareholder or principal of any corporation, partnership, proprietorship, firm, association, person or other entity providing services which directly or indirectly compete with the Company's business; (ii) Employee will not undertake planning for or organization of any business activity competitive with the Company's business or combine or conspire with other employees or representatives of the Company's business for the purpose of organizing any such competitive business activity;
(iii) Employee will not, directly or indirectly, either for Employee or for any other person, firm or corporation, divert or take away or attempt to divert or take away of the Company's customers, including but not limited to those upon whom Employee called or whom Employee solicited or serviced or with whom Employee became acquainted while engaged as an employee in the Company's business; and (iv) Employee will not, directly or indirectly or by action in concert with others, induce or influence (or seek to induce or influence) any person who is engaged (as an employee, agent, independent contractor or otherwise) by the Company to terminate his or her employment or engagement.

         13. Term Company as Including Corporate Affiliates. For purposes of this Agreement, the term "Company" shall be deemed to include any corporation which is in control of, controlled by, or under common control with the Company, whether or not Employee is directly employed by such other corporation or corporations.

         14. Unique Services; Enforcement; Severability. Employee agrees and acknowledges that, by virtue of Employee's prior employment by Social Work Services, Inc., the company whose assets were sold to the Company, and Employee's employment by the Company, Employee gained and will gain an intimate knowledge of the activities and affairs of the Company, including trade secrets and other confidential matters. The Company and Employee recognize and acknowledge that Employee is employed under this Agreement as an employee in a position where Employee will be rendering personal services of a special, unique, unusual and extraordinary character requiring extraordinary ingenuity and effort by Employee. Employee agrees that the breach by Employee of this Agreement, including its covenants, could not reasonably or adequately be compensated in damages in an action at law and that the Company shall be entitled to injunctive relief, which may include but shall not be limited to restraining Employee from rendering any service that would breach this Agreement. However, no remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by the Company shall not constitute a waiver of the right to pursue other available remedies. If in any proceeding, an arbiter shall refuse to enforce this Agreement, whether because the restrictions contained herein are more extensive than is necessary to protect the business of the Company, it is expressly understood and agreed between the parties hereto that this Agreement is deemed modified to the extent necessary to permit this Agreement to be enforced in any such proceedings. The validity and

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enforceability of the remaining provisions or portions thereof shall not be affected thereby and shall remain valid and enforceable to the fullest extent permitted under applicable laws.

         15. Attorneys' Fees. If any legal action arises under this Agreement or by reason of any asserted breach of it, the prevailing party shall be entitled to recover all costs and expenses, including reasonable attorneys' fees, incurred in enforcing or attempting to enforce any of the terms, covenants or conditions, including costs incurred prior to commencement of legal action, and all costs and expenses, including reasonable attorneys' fees, incurred in any appeal from an action brought to enforce any of the terms, covenants or conditions.

         16. Continuing Obligations. Employee's obligations pursuant to Paragraphs 12 and 13 of this Agreement and the rights and remedies of the Company hereunder shall continue in effect beyond the term of this Agreement and such obligations shall be binding on Employee's assigns, heirs, executors, administrators and other legal representatives.

         17. Accounting for Profits. Employee covenants and agrees that if Employee violates the provisions of Sections 12, 13 or 14, the Company shall be entitled to an accounting and repayment of all profits, compensation, commissions, remuneration or other benefits that Employee has realized and/or may realize as a result of or in connection with any such violation. These remedies shall be in addition and not in limitation of any injunctive relief or other rights or remedies to which the Company is or may be entitled at law, in equity or under this Agreement.

         18. Arbitration. Except for an action for injunctive relief as provided in Section 14, any controversy or dispute between the parties to this Agreement involving the construction, interpretation, application or performance of the terms, covenants or conditions of this Agreement, or in any way arising under this Agreement shall, be decided by neutral binding arbitration in accordance with the Commercial Rules of the American Arbitration Association, and not by court action except as provided by California law for judicial review of arbitration proceedings. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The parties shall have the right to discovery in accordance with Code of Civil Procedure Section 1283.05. The filing of a judicial action to enable the recording of a notice of pending action, for order of attachment, receivership, injunction, or other provisional remedies, shall not constitute a waiver of the right to arbitrate under this provision.

         19. Waiver or Modification. No waiver or modification of this Agreement or of any covenant, condition, or limitation herein contained shall be valid unless in writing and duly executed by the party to be charged therewith. Furthermore, no evidence of any modification or waiver shall be offered or received as evidence in any arbitration between the parties arising out of or affecting this Agreement or the rights or obligations of any party hereunder, unless such waiver or modification is in writing, duly executed as aforesaid. The provisions of this Paragraph may not be waived except as herein set forth.

         20. Entire Agreement. This written Agreement contains the sole and entire agreement between the parties as to the matters contained herein, and supersedes any and all other agreements between them. The parties acknowledge and agree that neither of them has made any representation with respect to such matters of this Agreement or any representations except

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as are specifically set forth herein, and each party acknowledges that the party has relied on the party's own judgment in entering into this Agreement. The parties further acknowledge that statements or representations that may have been heretofore made by either of them to the other are void and of no effect and that neither of them has relied thereon in connection with dealing with the other.

         21. Choice of Law. This Agreement and the performance hereunder and all suits and special proceedings hereunder shall be construed in accordance with the laws of the State of California.

         22. Binding Effect of Agreement; Assignment; Merger; Dissolution. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, successors, assigns and legal representatives. This Agreement shall be construed as a contract for personal services by Employee to the Company and shall not be assignable by Employee. In the event of the sale, merger or consolidation of the Company, Employee agrees that the Company may assign its rights and obligations hereunder to its successor or purchaser.

         23. Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or when mailed by certified registered mail, return receipt requested, with postage prepaid to their current address or to such other address as they request in writing.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first written above.

                                  "Company"

                                   ASSOCIATED STAFFING RESOURCES, INC.

                                   By:__________________________________________
                                      Edward A. Johnson, Chief Executive Officer

                                   "Employee"

                                   _____________________________________________
                                   KYLE MENICHETTI KROGH

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